UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
May 20, 2009 (May 8, 2009)

COLGATE-PALMOLIVE COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-644-2	13-1815595
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

300 Park Avenue, New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (212) 310-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Submission of Matters to a Vote of Security Holders

The Company’s annual meeting of stockholders was held on May 8, 2009. The matters voted on and the results of the vote were as follows:

(a)	John T. Cahill, Jill K. Conway, Ian Cook, Ellen M. Hancock, David W. Johnson, Richard J. Kogan, Delano E. Lewis, J. Pedro Reinhard and Stephen I. Sadove were elected directors of the Company. The results of the vote were as follows:

		Votes For	Votes Against

	John T. Cahill	443,819,445	3,639,345
	Jill K. Conway	438,058,652	9,243,958
	Ian Cook	437,627,804	9,890,428
	Ellen M. Hancock	438,876,839	8,386,182
	David W. Johnson	438,689,557	8,462,176
	Richard J. Kogan	437,907,785	9,469,356
	Delano E. Lewis	441,606,928	5,743,041
	J. Pedro Reinhard	441,406,030	5,916,447
	Stephen I. Sadove	434,804,491	12,569,214

(b)	The selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2009 was ratified. The results of the vote were as follows:

	Votes For	Votes Against	Abstentions
	444,283,391	3,195,710	1,015,917

(c)	The Colgate-Palmolive Company 2009 Executive Incentive Compensation Plan was approved. The results of the vote were as follows:

	Votes For	Votes Against	Abstentions
	325,329,854	49,259,060	2,075,815

(d)	A stockholder proposal regarding an advisory vote on executive compensation was not approved. The results of the vote were as follows:

	Votes For	Votes Against	Abstentions
	169,618,826	187,195,889	19,850,014

For information regarding the vote required for the approval of the matters voted on at the annual meeting, please see the Company’s 2009 Proxy Statement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLGATE-PALMOLIVE COMPANY

Date: May 20, 2009	By: /s/ Andrew D. Hendry
Name: Andrew D. Hendry
	Title:	Senior Vice President, General Counsel
and Secretary